SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PETER KIEWIT SONS’, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1842817
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of principal executive offices)	(Zip Code)

PETER KIEWIT SONS’, INC.

EMPLOYEE OWNERSHIP PLAN

(Full title of the Plan)

Michael F. Norton, Esq.

Peter Kiewit Sons’, Inc.

Kiewit Plaza

Omaha, Nebraska 68131

(402) 342-2052

(Name, address and telephone number, including area code, of agent for service)

Post-Effective Amendment No. 1

Peter Kiewit Sons', Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-8 (File No. 333-119500), filed with the Securities and Exchange Commission on October 4, 2004, to deregister $295,000 principal amount of 5.67% Series 2004 Convertible Debentures of the Company, which were registered for issuance under the Company’s Employee Ownership Plan and not sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 30, 2004.

PETER KIEWIT SONS’, INC.

By: /s/ Tobin A. Schropp

Name: Tobin A. Schropp

Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Bruce E. Grewcock	President and Chief Executive Officer (Principal Executive Officer)	December 30, 2004
Bruce E. Grewcock
/s/ Michael J. Piechoski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 30, 2004
Michael J. Piechoski /s/ Michael J. Whetstine	Controller (Principal Accounting Officer)	December 30, 2004
Michael J. Whetstine

/s/ Mogens C. Bay	Director	December 30, 2004
Mogens C. Bay

/s/ Scott L. Cassels	Director	December 30, 2004
Scott L. Cassels

/s/ Richard W. Colf	Director	December 30, 2004
Richard W. Colf

/s/ Richard Geary	Director	December 30, 2004
Richard Geary

	Director	December 30, 2004
William L. Grewcock

/s/ Steven Hansen	Director	December 30, 2004
Steven Hansen

	Director	December 30, 2004
Allan K. Kirkwood

/s/ Michael R. McCarthy	Director	December 30, 2004
Michael R. McCarthy

	Director	December 30, 2004
Douglas E. Patterson

	Director	December 30, 2004
R. Michael Phelps

	Director	December 30, 2004
Walter Scott, Jr.

/s/ Kenneth E. Stinson	Director	December 30, 2004
Kenneth E. Stinson

/s/ George B. Toll, Jr.	Director	December 30, 2004
George B. Toll, Jr.